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                    VIRTUAL OPEN NETWORK ENVIRONMENT CORPORATION
                         1995 NON-STATUTORY STOCK OPTION PLAN

              This 1995 Non-Statutory Stock Option Plan ("Plan") is adopted as of May 15, 1995 by Virtual Open Network Environment Corporation ("Corporation").

              1. PURPOSE OF PLAN. The purpose of this Plan is to attract and retain outstanding key employees, to furnish existing key employees with further inducement to continue their employment with the Corporation and to encourage key employees to acquire a greater stake in the Corporation's success and, thus, provide an additional incentive for them to promote the Corporation's best interests.

              2. SHARES RESERVED FOR PLAN. Subject to adjustment as provided in Section 14 hereof, a total of 528,444 ("Shares") of the Corporation's common stock ("Common Stock") shall be subject to the Plan, and such amount shall be, and is hereby reserved for sale for such purpose. The Shares shall consist of shares of the Corporation's Common Stock that are presently authorized but unissued or that were previously issued, reacquired and held by the Corporation as treasury shares. Any of the Shares that remain unsold and that are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan. If any Option (as hereinafter defined) granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to such Option, but not purchased thereunder, shall be removed from the reserve.


              3.      ADMINISTRATION OF THE PLAN.
                      --------------------------

              3.1 The Plan shall be administered by a committee appointed from time to time by the Board of Directors of the Corporation ("Committee"). The Committee shall consist of not less than two (2) members, each of which shall be a director of the Corporation. Members of the Committee shall be eligible to receive Options under the Plan, provided that such members do not participate in the decision to grant options to themselves.

              3.2 Subject to the terms of the Plan, the Committee shall have full and final authority to determine the persons who are to be granted Options under the Plan, the number of Shares subject to each Option and the schedule by which the Options may be exercised.

              3.3 Subject to the terms of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the details and provisions of each Option Agreement (as hereinafter defined) and to make all other determinations necessary or desirable in the administration of the Plan.
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              3.4  The Committee shall have the authority to grant options that do not qualify as incentive stock options ("Options") under Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

              4.      ELIGIBILITY.
                      -----------

              4.1 The individuals who shall be eligible to participate in the Plan shall be such key employees ("Optionees") of the Corporation as the Committee shall determine, in its sole discretion. In determining the employees to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Corporation and such other factors as the Committee, in its sole discretion, may deem relevant. Options may be granted to key employees who hold or have held options under previous plans.

              4.2 Except as provided herein, or in the agreement between the Corporation and the Optionee with respect to any particular grant of Options ("Option Agreement"), there is no limit on the number or value of Options exercisable in any one (1) year.

              5. OPTION AGREEMENT. The grant of each Option shall be evidenced by minutes of a meeting of the Committee or the unanimous written consent of all members of the Committee and by a written Option Agreement effective as of the date of the grant, which Option Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan.

              6.  TERM AND EXERCISABILITY OF OPTION.
                  ---------------------------------

              6.1 Each Option shall commence on the date provided in the Option Agreement ("Date of Grant"). Except as otherwise provided in the Option Agreement, each Option shall terminate ten (10) years after its Date of Grant. If the Optionee shall cease to be a regular full-time employee of the Corporation for any reason, any unexercised Options shall terminate three (3) months from the date of such termination of employment.

              6.2 Nothing in the Plan or in any Option shall confer on any Optionee the right to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to terminate the Optionee's employment at any time.

              6.3 Unless otherwise provided in an Option Agreement, all Options granted hereunder shall become exercisable in three (3) installments, the Optionee having the right to purchase from the


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     Corporation a portion of the Shares subject to the Option ("Option
     Shares") on and after the following dates on a cumulative basis:

                      (a) on and after the date that is twelve (12) months from the Date of Grant, up to thirty-three and one-third percent (33 1/3%) of the total number of Option Shares;

                      (b) on and after the date that is twenty-four (24) months from the Date of Grant, up to an additional thirty-three and one-third percent (33 1/3%) of the total number of Option Shares; and

                      (c) on and after the date that is thirty-six (36) months from the Date of Grant, up to an additional thirty-three and one-third percent (33 1/3%) of the total number of Option Shares.

              For example, if Options to acquire 1,000 Shares are granted to an Optionee on May 15, 1995, the Optionee would not have any right to acquire Shares under the Options until May 15, 1996. From May 15, 1996 until May 14, 1997, he would have the right to exercise thirty-three and one-third percent (33 1/3%) of his Options and thereby acquire 333 1/3 Shares. From May 15, 1997 until May 14, 1998, he would have the right to exercise an additional thirty-three and one-third percent (33 1/3%) of his options for an additional 333 1/3 Shares; if, however, he had not previously exercised the Option for the initial 333 1/3 Shares, he would have a continuing right to exercise the initial portion of the Option Shares as well as the second portion, for a total of 66 2/3% or 666 2/3 Shares.

              7. PURCHASE PRICE. The purchase price per Share shall be set by the Committee. The purchase price per Share shall be no less than par value per Share.

              8. MANNER OF PAYMENT. Options shall be exercised by delivery by the Optionee to the Corporation of an executed Notice of Exercise in the form provided by the Corporation, accompanied by either
     (i) a check in the amount of the purchase price, or (ii) by previously owned shares of Common Stock with a fair market value equal to the purchase price.

              9.      RESTRICTIONS ON SHARES.

              9.1 As soon as practicable after receipt of the purchase price, the Corporation shall deliver to the Optionee a certificate or certificates for the purchased Shares. The Optionee shall thereupon become a shareholder of the Corporation with respect to the Shares represented by such certificates and, as such, shall be fully entitled to receive dividends and other distributions with respect to such Shares and shall have all of the other rights of a shareholder. Notwithstanding the foregoing, the Optionee shall be prohibited from the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such Shares until the date on which such Shares are traded on an established

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     securities exchange or secondary market; however, such Shares may be used as payment of the purchase price of Shares issued upon the exercise of other Options. The aforesaid restriction shall apply to any new, additional or different securities the Optionee may receive with respect to such Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Corporation.

              9.2 At any time after termination of employment with the Corporation by the Optionee for any reason, including death, the Corporation shall have the right to repurchase all or any portion of the Shares acquired by such Optionee pursuant to this Plan (whether then held by the Optionee or by a transferee). Such right must be exercised by the Corporation, if at all, at a time when the Shares are not traded on an established securities exchange or secondary market. The purchase price for such re-acquired shares shall be the per share value most recently established by the Board of Directors as the fair market value of the Corporation's Common Stock for purposes of the grant of Options under this Plan. The entire purchase price shall be paid at closing of such purchase, which shall occur on the date set by the Corporation within ninety (90) days after exercise by the Corporation of its right to repurchase.

              9.3 Until such time as the restrictions hereunder lapse with respect to the Shares, the certificates representing the Shares shall contain a legend evidencing such restrictions. Alternatively, the Corporation may require the Optionee to deposit the Share certificate(s) with the Corporation or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

              10. NON-ASSIGNABILITY OF OPTION. During the Optionee's lifetime, the Option shall not be transferrable by the Optionee.

              11. DIVIDENDS. If at any time after an Option is granted but prior to its exercise, the Board of Directors shall declare, with respect to the Common Stock, any dividend payable in shares of stock of the Corporation of any class, then there shall be deliverable upon the subsequent exercise of any Option under this Plan, in addition to each Option Share granted, and for no additional price, such additional share or shares as shall have been distributable as a result of such share dividend in respect of an Option Share; except that fractional shares shall not be so deliverable. Any such share dividend shall be deemed part of the Option Shares for the purpose of this Plan.

              12. COMPLIANCE WITH LAWS. Notwithstanding any other provisions of the Plan, each Option Agreement shall contain such provisions as the Committee shall determine to be appropriate to ensure that the Optionee agrees for himself or herself and for his or her legal representatives, that the Option shall not be exercisable by him, her or them and that the Corporation shall not be obligated to issue any Shares, during a time period in which such exercise would adversely affect any

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     exemption from registration under applicable state and federal securities laws that is being relied upon, or is being considered by the Corporation for the issuance of any of its securities whether pursuant to the Plan or otherwise.

              13. NO RIGHTS IN OPTION STOCK. An Optionee shall not have any rights as a shareholder with respect to Shares for which an Option has not been exercised and payment has not been made as herein provided nor shall an Optionee have rights with respect to shares or the Corporation's stock not expressly conferred by the Plan.

              14. ADJUSTMENTS. If there are any changes in the capitalization of the Corporation affecting in any manner the number or kind of outstanding shares of the Corporation's stock, whether such changes have been occasioned by recapitalization, reorganization or other changes in the Corporation's capital structure or its business, merger or consolidation of the Corporation, issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise, then the number and kinds of shares of the Corporation's stock then subject to Options and the price to be paid therefor shall be appropriately adjusted by the Committee.

              15. AMENDMENT AND TERMINATION. Unless the Plan has been terminated as hereinafter provided, it shall terminate on the date that is ten (10) years after the date of adoption hereof, except as to Options previously granted and outstanding under the Plan at such date, and no Options shall be granted hereunder after such date. The Plan may be terminated, modified, or amended by the shareholders of the Corporation. The Board of Directors of the Corporation may terminate the Plan or make such modifications or amendment thereof as it shall deem advisable or in order to conform to any change in any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the outstanding shares of the Corporation having general voting power; (a) increase the maximum number of shares as to which Options may be granted under the Plan, (b) change the class of employees eligible to be granted Options, (c) increase the periods during which Options may be granted or exercised, or (d) provide for the administration of the Plan otherwise than by the Committee. No termination, modification, or amendment of the Plan may, without the consent of the employee to which any Option shall theretofore have been granted, adversely affect the rights of each such employee under such Option.






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              This 1995 Non-Statutory Stock Option Plan has been adopted by the
     Board of Directors of the Corporation, effective as of the date first above written.

                                               /s/ James F. Chen
                                                --------------------------
                                                James F. Chen

                                               /s/ Charles Chen
                                                --------------------------
                                                Charles Chen

                                               /s/ Maxine Loh
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                                                Maxine Loh




































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